INVESTOR RELATIONS: Quicksilver Resources Inc. Diane Weaver (817) 665-4834	MEDIA RELATIONS: Ward Creative Communications, Inc. Deborah Ward Buks or Shelley Eastland (713) 869-0707

FOR RELEASE AFTER MARKET CLOSE

May 3, 2005

Quicksilver Resources Reports First Quarter 2005 Financial Results

Earnings per Share Increase 67% - Gas Production up 20% Year over Year

FORT WORTH (May 3, 2005) -- Quicksilver Resources Inc. (NYSE: KWK) today reported net income for first quarter 2005 of $10.8 million on revenues of $55.2 million, or $0.20 per diluted share. The company's comparative first quarter of 2004 net income was $5.9 million on revenues of $39.8 million, or $0.12 per diluted share. Net cash from operating activities for the first quarter of 2005 was $18.8 million compared to $15.1 million for the first quarter of 2004.

Production

Natural gas production for the first quarter of 2005 was 11.1 billion cubic feet (Bcf), or an average of 123 million cubic feet per day (MMcf/d), which is a 20 percent increase over production of 9.2 Bcf, or an average of 101 MMcf/d for the same period in 2004. The price realized for the company's natural gas production in the first quarter of 2005 averaged $4.31 per thousand cubic feet (Mcf), compared to the $3.58 per Mcf realized in the same period of 2004. Natural gas, including natural gas liquids (NGL), comprised 94 percent of the company's total production in the first quarter of 2005.

Crude oil production for the first quarter of 2005 was 128,000 barrels, or 1,427 barrels per day, as compared to 186,000 barrels of production in the first quarter of 2004. Crude prices realized for the first quarter of 2005 averaged $46.05 per barrel compared to $27.94 per barrel for the prior year first quarter.

Natural gas liquids production for the first quarter of 2005 was 32,000 barrels compared to 36,000 barrels in the first quarter of 2004. The price realized for natural gas liquids averaged $32.93 per barrel in the first quarter of 2005, compared to the average of $24.73 per barrel realized in the first quarter of 2004.

Operations Update

Quicksilver Resources' activity in the Barnett Shale, located in north central Texas, has continued to progress as planned. The company currently has two drilling rigs running and has drilled 16 operated wells to date in Hood and Johnson counties and one water disposal well. A third rig is scheduled to be added in June, and a fourth rig should be operational at year-end. For the last two weeks, production has averaged 10 MMcf/d gross (8 MMcf/d net) from 12 operated wells. Four wells are in various stages of completion. Quicksilver Resources' position in the Barnett Shale play is now approximately 222,000 net acres located in Hood, Johnson, Somervell, Bosque, and Hill counties.

The initial phase of Quicksilver's gathering system, the Cowtown Pipeline, is expected to be in service by mid-summer. Beginning in May, the company began processing a portion of the Barnett gas through a temporary NGL plant, with the main cryogenic plant scheduled to be operational during the 4th quarter of 2004.

The northern drilling and completion operations in both Canada and Michigan will resume shortly at the end of the seasonal break-up and frost law period. Some Canadian field operations such as fracturing and gathering system installation resumed in late April. Growth in Canada has been significant with MGV Energy Inc., Quicksilver Resources' Canadian subsidiary, more than doubling production for the first quarter of 2005 (3,545 MMcfe) compared to the first quarter of 2004 (1,698 MMcfe). With respect to drilling activity outside of Texas, Quicksilver has drilled four net wells in Michigan, 11 net wells in Indiana, and 64 net wells in Canada year to date.

President and CEO, Glenn Darden noted, "Our drilling projects are on schedule to raise production levels more than 20 percent this year. The Quicksilver team has made great progress in the Barnett Shale and the Canadian coal beds. The combination of the expiration of lower priced financial hedges at the end of last month and the addition of new gas production will result in significant increases to cash flow and earnings for the company."

Conference Call

The company's conference call to discuss operating and financial results is scheduled for Wednesday, May 4, 2005 at 10:00 a.m. central time. Quicksilver invites interested persons to participate in the conference call by dialing (877) 313-7932, ID number 3379906 between 9:50 and 9:55 a.m. central time. A digital replay of the conference call will be available at 1:00 p.m. central time the same day, and will remain available for one week. The replay can be dialed at (800) 642-1687 and reference should be made to the conference ID number 3379906. The call will also be broadcast live via Internet webcast on the company's website, www.qrinc.com, linking through the "Investor Relations" page and the "Presentations & Conference Calls" link.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil production company engaged in the development and acquisition of long-lived natural gas and crude oil properties. The company, widely recognized as a leader in the development and production of unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas, is listed on the New York Stock Exchange (KWK). It has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, MGV Energy Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver's management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver's financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as other factors disclosed in Quicksilver's filings with the Securities and Exchange Commission.

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	For the Three Months Ended March 31,
	2005	2004
Production:
Natural gas (MMcf)	11,098	9,223
Oil (MBbls)	128	186
NGL (MBbls)	32	36
Total (MMcfe)	12,061	10,556

United States (MMcfe)	8,516	8,858
Canada (MMcfe)	3,545	1,698
Total (MMcfe)	12,061	10,556

Average Daily Production:
Natural gas (Mcf)	123,309	101,352
Oil (Bbl)	1,427	2,045
NGL (Bbl)	356	397
Total (Mcfe)	134,010	116,000

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$ 5.16	$ 4.62
Oil (per Bbl)	$ 47.38	$ 29.54
NGL (per Bbl)	$ 32.93	$ 24.73
Total (per Mcfe)	$ 5.34	$ 4.64

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$ 4.31	$ 3.58
Oil (per Bbl)	$ 46.05	$ 27.94
NGL (per Bbl)	$ 32.93	$ 24.73
Total (per Mcfe)	$ 4.55	$ 3.71

Expense per Mcfe:
United States production cost	$ 1.65	$ 1.33
Canada production cost	$ 0.98	$ 1.09
Total production cost	$ 1.45	$ 1.29

Production taxes	$ 0.18	$ 0.23
General and administrative expenses	$ 0.26	$ 0.25
Depletion, depreciation and accretion	$ 1.03	$ 0.86

The results for interim periods are not necessarily indicative of annual results.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share data -- Unaudited

	March 31,	December 31,
	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$ 7,359	$ 15,947
Accounts receivable	41,481	38,037
Current deferred income taxes	5,253	3,523
Inventories and other current assets	7,785	8,689
Total current assets	61,878	66,196

Investments in and advances to equity affiliates	8,290	8,254

Properties, plant and equipment -- net ("full cost")	844,527	802,610

Other assets	9,323	11,274
	$ 924,018	$ 888,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 356	$ 356
Accounts payable	25,901	28,407
Accrued derivative obligations	14,491	12,784
Accrued liabilities	40,498	41,904
Total current liabilities	81,246	83,451

Long-term debt	425,052	399,134

Deferred derivative obligations	737	-

Deferred asset retirement obligations	18,391	17,967

Deferred income taxes	82,229	83,506

Stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
1 share issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized,
53,091,604 and 52,690,971 shares issued, respectively	531	527
Paid in capital in excess of par value	208,675	200,941
Deferred compensation	(1,666)	-
Treasury stock of 2,568,611 shares	(10,258)	(10,258)
Accumulated other comprehensive income	2,023	6,762
Retained earnings	117,058	106,304
Total stockholders' equity	316,363	304,276
	$ 924,018	$ 888,334

The results for interim periods are not necessarily indicative of annual results.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except for per share data -- Unaudited

	For the Three Months Ended
	March 31,
	2005	2004 (1)
Revenues
Oil, gas and related product sales	$ 54,840	$ 39,124
Other revenue	409	653
Total revenues	55,249	39,777
Expenses
Oil and gas production costs	19,654	16,005
Other operating costs	391	290
Depletion, depreciation and accretion	12,372	9,105
General and administrative	3,113	2,656
Total expenses	35,530	28,056

Income from equity affiliates	224	291

Operating income	19,943	12,012

Other income -- net	(86)	(70)
Interest expense	4,657	3,412

Income before income taxes	15,372	8,670
Income tax expense	4,618	2,733

Net income	$ 10,754	$ 5,937

Basic income per common share	$ 0.21	$ 0.12
Diluted income per common share	$ 0.20	$ 0.12

Basic weighted average shares outstanding	50,346	49,601
Diluted weighted average shares outstanding	54,694	50,508

  Share and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend in June 2004. The split did not affect treasury shares.

The results for interim periods are not necessarily indicative of annual results.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands -- Unaudited

	For the Three Months Ended
	March 31,
	2005	2004
Operating activities:
Net income	$ 10,754	$ 5,937
Charges and credits to net income not affecting cash
Depletion, depreciation and accretion	12,372	9,105
Deferred income taxes	4,482	2,686
Income from equity affiliates	(224)	(291)
Non-cash gain from hedging activities	(212)	(155)
Non-cash compensation	80	-
Amortization of deferred loan costs	344	308
Other	(13)	-
Changes in assets and liabilities
Accounts receivable	(3,444)	7,658
Inventory, prepaid expenses and other	(1,434)	716
Accounts payable	(2,506)	757
Accrued liabilities	(1,419)	(11,588)
Net cash from operating activities	18,780	15,133

Investing activities:
Acquisition of properties and equipment	(57,108)	(39,917)
Distributions and advances from equity affiliates -- net	188	205
Proceeds from sale of properties & equipment	1,107	-
Net cash used for investing activities	(55,813)	(39,712)

Financing activities:
Issuance of debt	27,761	25,000
Repayments of debt	(78)	(75)
Deferred financing costs	(18)	-
Proceeds from exercise of stock options	1,132	471
Net cash from financing activities	28,797	25,396

Effect of exchange rates on cash	(352)	42

Net increase (decrease) in cash and equivalents	(8,588)	859

Cash and cash equivalents at beginning of period	15,947	4,116

Cash and cash equivalents at end of period	$ 7,359	$ 4,975

The results for interim periods are not necessarily indicative of annual results.